UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2020

Hostess Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37540	47-4168492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7905 Quivira Road, Lenexa, Kansas	66215
(Address of principal executive offices)	(Zip Code)

(816) 701-4600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value of $0.0001 per share	TWNK	NASDAQ
Warrants, each exercisable for a half share of Class A Common Stock	TWNKW	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2020, C. Dean Metropoulos notified Hostess Brands, Inc. (the “Company”) that he will resign from the Company’s Board of Directors (the “Board”), effective December 31, 2020. The resignation is not because of any disagreement with the Company or the Board. Mr. Metropoulos served as the Company’s Non-Executive Chairman since January 2019 and previously served as Executive Chairman from the consummation of the Company’s business combination in November 2016 through December 2018 and as Interim President and Chief Executive Officer from March 2018 until May 2018.

Item 8.01.	Other Events

On October 13, 2020, the Company issued a press release announcing the resignation of Mr. Metropoulos. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit 99.1	Press release dated October 13, 2020

Exhibit 104.1	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSTESS BRANDS, INC.

Date: October 13, 2020	By:	/s/ Brian T. Purcell
	Name:	Brian T. Purcell
	Title:	Executive Vice President and Chief Financial Officer